Exhibit 1.1

EXECUTION VERSION

Sabra Health Care REIT, Inc.

Sabra Health Care Limited Partnership

$800,000,000 3.200% Senior Notes due 2031

AMENDMENT NO. 1 TO THE UNDERWRITING AGREEMENT

September 30, 2021

Wells Fargo Securities, LLC

BofA Securities, Inc.

Credit Agricole Securities (USA) Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

named in Schedule A to the

Underwriting Agreement (as defined below)

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement (the “Underwriting Agreement”), dated as of September 21, 2021, among Sabra Health Care REIT, Inc., a Maryland corporation (the “Company”), Sabra Health Care Limited Partnership, a Delaware limited partnership (the “Issuer”) and Wells Fargo Securities, LLC, BofA Securities, Inc., Credit Agricole Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives (collectively, the “Representatives”) of the Underwriters named in Schedule A thereto (the “Underwriters”). Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Underwriting Agreement.

The parties hereto hereby agree as follows:

1.

The Underwriting Agreement shall be amended by replacing “The Notes will be issued pursuant to an indenture dated as of May 23, 2013 (the “Base Indenture”), as supplemented by a tenth supplemental indenture, to be dated as of the Closing Date (as defined below) (the “Tenth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among the Issuer, the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”)” in the second paragraph thereof with “The Notes will be issued pursuant to an indenture to be dated as of the Closing Date (as defined below) (the “Base Indenture”), as supplemented by a first supplemental indenture, to be dated as of the Closing Date (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among the Issuer, the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”)”.

2.	The Underwriting Agreement shall be amended by replacing “Tenth Supplemental Indenture” in Section 1(f) thereof with “First Supplemental Indenture”.

3.

The Underwriting Agreement shall be amended by replacing “pursuant to Section 11.1 of the 2024 Notes Indenture (as defined below), by the Issuer to redeem all of the Issuer’s outstanding 4.80% Senior Notes due 2024 (the “2024 Notes”), issued under the Base Indenture, as supplemented by an eighth supplemental indenture dated as of May 29, 2019 (together with the Base Indenture, the “2024 Notes Indenture”)” in Section 6(k) thereof with “pursuant to Section 11.1 of the 2024 Notes Indenture (as defined below), by the Issuer to redeem all of the Issuer’s outstanding 4.80% Senior Notes due 2024 (the “2024 Notes”), issued under a base indenture dated May 23, 2013, as supplemented by an eighth supplemental indenture dated as of May 29, 2019 (such base indenture, as so supplemented, the “2024 Notes Indenture”)”.

4.

Except as specifically set forth herein, the provisions of the Underwriting Agreement and the Schedules and Annex attached thereto remain in full force and effect. This letter agreement shall not constitute an amendment or waiver of any provision of the Underwriting Agreement and shall not be construed as a waiver or consent to any further or future action on the part of the parties hereto, except to the extent expressly set forth herein.

5.	This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement, shall be governed by and construed in accordance with the laws of the State of New York.

6.

This letter agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SABRA HEALTH CARE REIT, INC. in its individual capacity and as the Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE LIMITED PARTNERSHIP

By: Sabra Health Care REIT, Inc., its General Partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amendment No. 1 to the Underwriting Agreement]

The foregoing agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

WELLS FARGO SECURITIES, LLC

BOFA SECURITIES, INC.

CREDIT AGRICOLE SECURITIES (USA) INC.

J.P. MORGAN SECURITIES LLC

Acting as Representatives of the several Underwriters

named in Schedule A to the

Underwriting Agreement

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director

BofA Securities, Inc.

By:	/s/ Douglas Muller
	Name:	Douglas Muller
	Title:	Managing Director

Credit Agricole Securities (USA) Inc.

By:	/s/ Ivan Hrazdira
	Name:	Ivan Hrazdira
	Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

[Signature Page to Amendment No. 1 to the Underwriting Agreement]